UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2020

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC		150060
(Address of Principal Executive Offices)		(Zip Code)

(86) 451-8434-6600
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	CXDC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

A special meeting (“Special Meeting”) of the stockholders of China XD Plastics Company Limited, a Nevada corporation (the “Company”), was held on November 5, 2020 (Beijing time).

As of the close of business in the State of Nevada on September 29, 2020 (the “Record Date”), there were 70,548,841 shares of the Company’s common stock and 1,000,000 shares of the Company’s series B preferred stock outstanding and entitled to vote. Holders of shares of the Company’s series B preferred stock are entitled to a voting power equivalent to 40% of the combined voting power of the share capital of the Company. At the Special Meeting, holders of 56,037,170 shares of the Company’s common stock and 1,000,000 shares of the Company’s series B preferred stock, representing approximately 87.7% of the combined voting power of shares of the Company’s common stock and shares of the Company’s series B preferred stock outstanding as of the Record Date, voting together as a single class, were present in person or by proxy, constituting a quorum to conduct business.

The Company’s stockholders considered the following proposals at the Special Meeting:

•	Proposal I: To approve the Agreement and Plan of Merger, dated as of June 15, 2020, as it may be amended or supplemented from time to time (the “Merger Agreement”), by and among the Company, Faith Dawn Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Parent”), and Faith Horizon Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”); and
•	Proposal II: To approve the adjournment or postponement of the Special Meeting from time to time if necessary or advisable (as determined by the Company in accordance with the terms of the Merger Agreement), including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the then-scheduled date and time of the Special Meeting.

Voting Results

The results of votes with respect to the proposals considered at the Special Meeting are as follows.

•	Shares voted for Proposal I as follows:
o	Common Stock: 53,053,652 “FOR” shares, 2,479,213 “AGAINST” shares and 504,305 “ABSTAIN” shares; and
o	Series B Preferred Stock: 1,000,000 “FOR” shares, nil “AGAINST” shares and nil “ABSTAIN” shares;
•	When adjusted for the Series B Preferred Stock representing aggregate voting power of 40% of the combined voting power of the share capital of the Company, Proposal I was approved with
o	Common Stock: 53,053,652 “FOR” votes, 2,479,213 “AGAINST” votes and 504,305 “ABSTAIN” votes; and
o	Series B Preferred Stock: 47,032,560 “FOR” votes, nil “AGAINST” votes and nil “ABSTAIN” votes.

•	Shares voted for Proposal II as follows:
o	Common Stock: 53,128,257 “FOR” shares, 2,379,187 “AGAINST” shares and 529,726 “ABSTAIN” shares; and
o	Series B Preferred Stock: 1,000,000 “FOR” shares, nil “AGAINST” shares and nil “ABSTAIN” shares;
•	When adjusted for the Series B Preferred Stock representing aggregate voting power of 40% of the combined voting power of the share capital of the Company, Proposal II was approved with
o	Common Stock: 53,128,257 “FOR” votes, 2,379,187 “AGAINST” votes and 529,726 “ABSTAIN” votes; and
o	Series B Preferred Stock: 47,032,560 “FOR” votes, nil “AGAINST” votes and nil “ABSTAIN” votes.

Item 8.01 Other Events.

On November 5, 2020, the Company issued a press release announcing the results of the Special Meeting. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2020

CHINA XD PLASTICS COMPANY LIMITED

By: /s/ Jie HAN

Name: Jie HAN

Title: Chief Executive Officer